Exhibit 99.1

Desktop Metal, Inc. Receives Continued Listing Standard Notice from NYSE

BOSTON, NOVEMBER 29, 2023 /BUSINESS WIRE/ -- Desktop Metal, Inc. (NYSE: DM) (“Desktop Metal”) today announced that it received notice from the New York Stock Exchange (the “NYSE”) on November 22, 2023, indicating that Desktop Metal is not in compliance with NYSE’s continued listing standards because the average closing price of Desktop Metal’s common stock was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of Desktop Metal’s common stock from the NYSE.

Under NYSE rules, Desktop Metal has a period of six months from receipt of the notice to regain compliance with the NYSE minimum stock price listing requirement. Desktop Metal has notified the NYSE of its intent to cure the stock price deficiency and return to compliance with the NYSE continued listing standards. Desktop Metal intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at Desktop Metal’s next annual meeting of stockholders, if necessary, to cure the stock price non-compliance. Under the NYSE’s rules, if Desktop Metal determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

Desktop Metal’s common stock will continue to be listed and trade on the NYSE during this cure period, subject to Desktop Metal’s compliance with other NYSE continued listing standards.

About Desktop Metal

Desktop Metal (NYSE:DM) is driving Additive Manufacturing 2.0, a new era of on-demand, digital mass production of industrial, medical, and consumer products. Our innovative 3D printers, materials, and software deliver the speed, cost, and part quality required for this transformation. We’re the original inventors and world leaders of the 3D printing methods we believe will empower this shift, binder jetting and digital light processing. Today, our systems print metal, polymer, sand and other ceramics, as well as foam and recycled wood. Manufacturers use our technology worldwide to save time and money, reduce waste, increase flexibility, and produce designs that solve the world’s toughest problems and enable once-impossible innovations. Learn more about Desktop Metal and our #TeamDM brands at www.desktopmetal.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as any potential plans of Desktop Metal to cure the stock price deficiency, including by action that would require a stockholder vote. You are cautioned that such statements are not guarantees of future performance and that Desktop Metal’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause Desktop Metal’s actual expectations to differ materially from these forward-looking statements include Desktop Metal’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, Desktop Metal’s ability to continue to comply with applicable listing standards of the NYSE and the other factors under the heading “Risk Factors” set forth in Desktop Metal’s Annual Report on Form 10-K, as supplemented by Desktop Metal’s quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. Desktop Metal undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Investor Relations:

(857) 504-1084

DesktopMetalIR@icrinc.com

Media Relations:

Sarah Webster

(313) 715-6988

sarahwebster@desktopmetal.com